                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):  June 12, 1996




                      ENSCO INTERNATIONAL INCORPORATED
           (Exact name of registrant as specified in its charter)



                                  DELAWARE
               (State or other jurisdiction of incorporation)

         1-8097                                     76-0232579
  (Commission File Number)              (IRS Employer Identification No.)





    2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas     75202-2792
          (Address of principal executive office)            (Zip Code)


    Registrant's telephone number, including area code:  (214) 922-1500





Item 2.  Acquisition of Business
         -----------------------

On June 12, 1996, ENSCO International Incorporated (the "Company") acquired DUAL DRILLING COMPANY ("Dual") pursuant to an Agreement and Plan of Merger among ENSCO, DDC Acquisition Company and Dual (the "Merger Agreement") approved by Dual stockholders on that date. Under the terms of the Merger Agreement, each share of Dual common stock was immediately converted into the right to receive 0.625 shares of the Company's common stock. The Company will issue approximately 10.1 million shares of its common stock to the previous Dual stockholders in connection with the acquisition of Dual.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

(a)  Financial statements of Dual

     The following documents filed with the Securities and Exchange Commission by Dual (File No. 0-11758) are incorporated by reference in this Form 8-K:

          1. Annual Report on Form 10-K, as amended, for the year ended December 31, 1995; and

          2. Quarterly Report on Form 10-Q for the three months ended March 31, 1996.

(b)  Pro forma financial information

     The pro forma financial information required by Article 11 of Regulation S-X is incorporated by reference to pages 52-57 of the Company's Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on May 10, 1996 (File No. 1-
     8097).

(c)  Exhibits

     2.0 Agreement and Plan of Merger among ENSCO International Incorporated, DDC Acquisition Company and DUAL DRILLING COMPANY dated March 21, 1996 (incorporated by reference to Appendix A to the Company's Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on May 10, 1996, File No. 1-8097).

     2.1 Principal Stockholder Agreement between ENSCO International Incorporated and Dual Invest AS dated March 21, 1996 (incorporated by reference to Appendix D to the Company's Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on May 10, 1996, File No. 1-
          8097).





                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ENSCO INTERNATIONAL INCORPORATED



                                    By: /s/  H. E. Malone
                                        --------------------------------
                                        H. E. Malone, Controller
                                        and Chief Accounting Officer



Date:   June 13, 1996
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